EXHIBIT 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our Firm under the captions "Experts" and "Selected Historical Consolidated Financial Data of Boston Scientific Corporation" incorporated by reference in the Registration Statement (Form S-8) of Boston Scientific Corporation pertaining to the Boston Scientific Corporation 2006 Global Employee Stock Ownership Plan, and to the incorporation by reference therein of our reports dated February 24, 2006, with respect to the consolidated financial statements and schedule of Boston Scientific Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2005, Boston Scientific Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Boston Scientific Corporation, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP
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   Ernst & Young LLP

Boston, Massachusetts
June 2, 2006